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EXHIBIT 99

                           CHARTER ONE FINANCIAL, INC.
                      SELECTED MONTHLY FINANCIAL HIGHLIGHTS

SELECTED FINANCIAL DATA AT MONTH END
                                                                  07/31/96           08/31/96          09/30/96
                                                                  --------           --------          --------
                                                                             (DOLLARS IN THOUSANDS)
Total assets................................................    $ 13,789,076         13,651,804        13,826,085
Investment securities.......................................         354,977            330,041           330,485
Mortgage-backed securities..................................       5,052,986          5,001,196         4,938,259
Loans receivable............................................       7,342,881          7,552,823         7,711,209
Deposits....................................................       7,722,658          7,769,240         7,748,292
Borrowings..................................................       4,920,119          4,743,476         4,941,671
Portfolio of loans serviced for others......................       1,580,817          1,559,596         1,536,351
Number of employees (FTEs)..................................           2,545              2,539             2,555

Deposits:
  Checking..................................................    $    812,769            850,231           822,676
  Savings...................................................         919,163            904,014           894,479
  Money market..............................................       1,144,464          1,209,241         1,254,041
  Certificates:
    6 month or less.........................................         665,550            655,440           647,898
    6 month to 1 year.......................................       1,490,298          1,469,015         1,430,199
    Jumbo...................................................         292,040            275,932           270,658
    Other...................................................       2,398,374          2,405,367         2,428,341
                                                                 -----------       ------------       -----------
      Total CDS.............................................       4,846,262          4,805,754         4,777,096
                                                                 -----------       ------------       -----------
        Total deposits......................................    $  7,722,658          7,769,240         7,748,292
                                                                 ===========       ============       ===========

Borrowings:
  Reverse repurchase agreements.............................    $  1,464,976          1,439,456         1,539,564
  FHLB advances.............................................       3,245,928          3,095,743         3,193,721
  Other.....................................................         209,215            208,277           208,386
                                                                 -----------       ------------       -----------
    Total borrowings........................................    $  4,920,119          4,743,476         4,941,671
                                                                 ===========       ============       ===========

Weighted average rates at period end:
  Loans.....................................................            8.04%              8.07%             8.06%
  MBS.......................................................            7.21%              7.19%             7.20%
    Loans and MBS...........................................            7.71%              7.72%             7.73%
  Other investments.........................................            6.52%              6.93%             6.83%
    Total interest-earning assets...........................            7.62%              7.69%             7.68%
  Deposits..................................................            4.43%              4.43%             4.47%
  Borrowings................................................            5.83%              5.85%             5.88%
    Total interest-bearing liabilities......................            4.97%              4.97%             5.02%

Interest rate spread........................................            2.65%              2.72%             2.66%
Net yield on interest-earning assets........................            2.94%              2.98%             2.93%

Nonperforming assets and allowance for loss:
  Nonperforming loans and leases............................    $     19,991*            19,991*           20,792
  Restructured loans........................................          20,941*            20,941*           17,840
  REO and other repossessed assets..........................          12,419             12,128            11,939
                                                                 -----------       ------------       -----------
    Total nonperforming assets..............................    $     53,351             53,060            50,571
                                                                 ===========       ============       ===========

  Allowance for loss........................................    $     65,548             65,825            65,711

*   At June 30, 1996

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
SELECTED ACTIVITY FOR THE MONTH AND QUARTER
                                                                                  3 MONTHS           9 MONTHS
                                                                                    ENDED              ENDED
                                7/31/96         8/31/96          9/30/96           9/30/96            9/30/96
                                -------         -------          -------           -------            -------
                                                          (DOLLARS IN THOUSANDS)
Loan and MBS activity:
  Mortgage loan
   originations:
    One-to-four family....     $ 265,999         250,133          174,388            690,520          2,189,522
    Multifamily...........           620             563            9,872             11,055             31,277
    Commercial real estate         2,212           2,513           13,868             18,593             71,907
    Consumer loan
     originations.........        33,264          33,184           24,954             91,402            351,324
                                --------        --------        ---------         ----------         ----------
      Total originations..       302,095         286,393          223,082            811,570          2,644,030
  Loans sold..............        28,835           3,926            2,659             35,420             52,887
  Loans exchanged
   for MBS................             -               -                -                  -            510,435
  MBS purchased...........             -               -                -                  -            567,104
  MBS sold................       502,128               -            8,085            510,213            836,338

  Average yield on
   residential loans
   originated (excludes
   impact of fees and costs
   associated with
   origination)...........          7.33%           7.31%            7.35%              7.33%              7.32%

Deposit portfolio activity:
  Net increase (decrease):
    Checking..............     $ (65,986)         37,462          (27,555)           (56,079)            88,714
    Savings...............       (19,896)        (15,149)          (9,535)           (44,580)          (112,699)
    Money market..........        13,417          64,777           44,800            122,994            424,954
    Certificates:
      6 month or less.....        (8,287)        (10,110)          (7,542)           (25,939)            (7,638)
      6 month to 1 year...        (2,431)        (21,283)         (38,816)           (62,530)           260,196
      Jumbo...............        (2,709)        (16,108)          (5,274)           (24,091)          (199,416)
      Other...............        (8,576)          6,993           22,974             21,391            281,690
                                --------        --------        ---------         ----------         ----------
        Total CDS.........       (22,003)        (40,508)         (28,658)           (91,169)           334,832
                                --------        --------        ---------         ----------         ----------
  Net increase (decrease)
   in deposits............     $ (94,468)         46,582          (20,948)           (68,834)           735,801
                                ========        ========        =========         ==========         ==========
  Interest credited to
   deposits included above     $  11,288          12,572           50,926             74,786            191,941
  Total increase (decrease)
   as a percentage of
   beginning deposits.....         (1.21)%           .60%            (.27)%             (.88)%            10.49%



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